Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement Nos. 333-203458 and 333-208184

Free Writing Prospectus dated November 25, 2015

Explore Stocks Learn More Log In Sign Up FXSP First-ever bundled unit of athlete tracking stocks 10 Athletes. 2 Sports. 1 Security. IPO Expected Soon UBS Investment Bank to serve as Lead Underwriter Intended to be listed on NASDAD Potential for Beta Eight athletes are less than two seasons away from free agency First Look First chance to invest in a tracking stock tied to a professional baseball player Diverse Career Stages Athlete career stages range from rookie to 2-time All-Pro